EXHIBIT 99.1

Contact: Lendway, Inc. Randy Uglem, CEO (763) 392-6200	FOR IMMEDIATE RELEASE

LENDWAY ANNOUNCES ACQUISITION OF BLOOMIA

Transaction Broadens Lendway’s Mission to Be a Specialty Ag and Finance Company

Minneapolis, MN – February 26, 2024 – Lendway, Inc. (Nasdaq: LDWY) (www.lendway.com), today announced the closing of its acquisition of a majority ownership interest in Bloomia B.V. (www.bloomia.com), one of the largest producers of fresh cut tulips in the United States. With this transaction, Lendway broadens its mandate to be a specialty ag and finance company and accelerates its pathway to long-term growth.

Originally founded in the Netherlands with an innovative spirit, Bloomia has grown to become a leader in the fresh cut tulip industry, nurturing over 75 million stems annually. Bloomia operates from three strategically positioned locations in the United States, Netherlands, and South Africa and a strategic partnership in Chile and has established thriving relationships with numerous prominent U.S. retailers.

Lendway’s subsidiary, Tulp 24.1, LLC acquired 100% of the ownership interests of Bloomia for approximately $47.5 million cash. Lendway now holds an 81.4% interest in Tulp 24.1, LLC and is its sole managing member. Werner Jansen, the continuing CEO of Bloomia, is the subsidiary’s only other member.

To finance the purchase, Tulp 24.1, LLC borrowed approximately $22.8 million under a new credit facility provided by Associated Bank, N.A., $15.5 million pursuant to bridge loans primarily funded by the sellers, and paid the remainder with cash on hand.

“We are thrilled to acquire this incredible business, which is an excellent fit within our specialty agriculture and finance strategy,” said Mark Jundt, Chair of Lendway’s Board of Directors. “We believe this transaction will bring significant value to our stockholders, with strong growth potential on the horizon. The addition of the Bloomia management team brings highly talented and motivated personnel who are capable of further growing its industry-leading operations. With this acquisition complete, Lendway will continue to explore additional growth and acquisition strategies in our existing and adjacent industries in keeping with our relentless focus on growing stockholder value.”

“We are excited to announce Bloomia’s integration into the Lendway family,” said Bloomia CEO, Werner Jansen. “This marks an exciting chapter in our journey, one that promises opportunity and potential for immense growth. Our passion for cultivating world-renowned tulips remains steadfast as we embark on this new capital partnership. While our heritage lies in the Netherlands, our global perspective drives us to embrace this new chapter wholeheartedly. We are confident that together with Lendway, we will reach new heights and continue to flourish in the floral industry.”

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“As a Lendway stockholder, I wholeheartedly endorse and applaud the completion of this transaction,” said Nick Swenson, a member of the Lendway Board of Directors. “This timely and strategic move not only reflects the Board’s commitment to delivering exceptional value to our shareholders, but also positions the Company for long-term growth. I am confident that this investment reinforces Lendway’s foundation, propelling its evolution into a dynamic specialty ag and finance company.”

CapFit served as Lendway’s financial adviser and JB Law and Faegre Drinker served as legal advisers to Lendway.

About Lendway

Lendway, Inc. (Nasdaq: LDWY) is a specialty ag and finance company focused on making and managing its ag investments in the U.S. and internationally. The Company fully owns and operates FarmlandCredit.com, a non-bank lending business that seeks to purchase existing loans and/or originate and fund new loans domestically. The Company is also the majority owner of Bloomia.com, one of the largest producers of fresh cut tulips in the United States. For additional information, contact (800) 874-4648, or visit our website at www.lendway.com. Investor inquiries can be submitted to info@lendway.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “believe,” “continue,” “expect,” “keep,” “plan,” “positions,” “potential,” “promises,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, potential value for stockholders and growth in the Lendway generally and Bloomia specifically, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including our ability to maintain and integrate the acquired business, changes competition or price pressure resulting from public announcement of the acquisition, changes in demand and customer requirements for our products, delays or interruptions in production resulting from hazards, transportation limitations or other extraordinary events outside our control that may negatively impact our business or the supply chains in which we participate, risks associated with international operations, including import regulations, and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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